CELL MEDX CORP. OTCQB:CMXC

FOR IMMEDIATE RELEASE May 30, 2019

Cell MedX Corp. (CMXC) Arranges a Non-brokered Private Placement Financing

Carson City, Nevada, May 30, 2019, Cell MedX Corp. (OTCQB: CMXC), (“Cell MedX” or the “Company”), a biotech company focusing on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness, has arranged a non-brokered private placement offering (the “Offering”) set at a price of $0.12 per Unit for up to 6,250,000 Units for total gross proceeds of $750,000.

Each Unit sold under the Offering will consist of one common share of the Company and one share purchase warrant (the “Warrant”) expiring on the second year anniversary of the date of issuance of the Warrant. Each Warrant will be exercisable into one share of the Company’s common stock at $0.20 per share.

The Units will be issued pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”) to the persons who are not residents of the United States and are otherwise not “U.S. Persons” as that term is defined in Rule 902(k) of Regulation S of the Act. The Units to U.S. Persons will be issued pursuant to the provisions of Rule 506(b) of Regulation D of the Act who qualify as “accredited investors” as that term is defined under Regulation D of the Act.

The Company will use the proceeds from the Offering to fund its current business operations and to continue the development of its ebalance devices.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of Cell MedX’s securities in the United States. The securities have not been registered under the U.S. Securities Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

About Cell MedX Corp. (OTCQB: CMXC)

Cell MedX Corp. is a biotech company focused on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness and alleviate complications associated with medical conditions including,  but not limited to: diabetes, Parkinson’s disease, high blood pressure, neuropathy and kidney function. The final report on the Observational Clinical Trials has been received by Health Canada.  For more information about the Company and its technology please visit our website at www.cellmedx.com/investors/overview/. For the Company's newsletter please visit www.cellmedx.com/media/newsletters/

On behalf of the Board of Directors of Cell MedX Corp.

Frank McEnulty

CEO

Forward Looking Statements

The information included in this press release has not been reviewed by the FDA, nor has it been peer reviewed. This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. In particular, the Company’s eBalance technology is still in development.  Except as required by law, Cell MedX Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Cell MedX Corp. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE:

Cell MedX Corp.

For further information visit: www.cellmedx.com.

Or phone: 1-844-238-2692